UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 12, 2012

WIRECO WORLDGROUP INC.
(Exact name of registrant as specified in its charter)

Commission File No. 333-174896

Delaware	27-0061302
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12200 NW Ambassador Drive, Kansas City, MO	64163
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (816) 270-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2012, WireCo Dutch Acquisition B.V. (the “Purchaser”) and CASAR Drahtseilwerk Saar GmbH, both affiliates of WireCo WorldGroup Inc. (the “Company”), entered into an agreement (the “Share Purchase Agreement”) with Administratiekantoor Lankhorst B.V., Gramaxo Investimentos SGPS SA and eleven Dutch individuals to acquire (the “Acquisition”) Koninklijke Lankhorst-Euronete Group B.V., the holding company of the Lankhorst group (“Lankhorst”).  Based in the Netherlands, Lankhorst is one of the world’s leading producers of synthetic and steel ropes and industrial yarns.

The Share Purchase Agreement provides for an aggregate cash purchase price of approximately €144.8 million, equivalent to approximately US$179.6 million using exchange rates in effect at May 31, 2012. The Purchaser will also assume the outstanding indebtedness of Lankhorst, which totaled approximately €33.2 million on December 31, 2011.  At signing, the Purchaser paid a €7.5 million deposit into escrow, which amount will be released to the sellers if the Acquisition does not close as a result of Purchaser’s failure to perform its obligations.

The Share Purchase Agreement contains a limited set of customary representations, warranties, and indemnities of the parties.  To secure the Purchaser’s rights, the parties agreed to an escrow of €17.8 million that is to be released in installments ending March 31, 2014.  The closing of the Acquisition is subject to the satisfaction of the receipt of unconditional merger control approvals in both Germany and Norway.  The Purchaser and its affiliates have obtained commitments to finance both the Acquisition and the repayment of certain existing indebtedness.

The Share Purchase Agreement may be terminated under certain circumstances, including the failure of the conditions to closing to be satisfied within 60 days of signing the Share Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

As of June 13, 2012, representatives of the Company will begin making presentations to investors and lenders using slides containing the information furnished and attached to this Current Report on Form 8-K as Exhibit 99.1.  The Company expects to use these slides, in whole or in part, and possibly with modifications, in connection with presentations to investors and lenders during 2012.

The investor presentation slides include financial information not prepared in accordance with generally accepted accounting principles (the “Non-GAAP Financial Measure”).  A reconciliation of the Non-GAAP Financial Measure included in the slides to its comparable financial measure prepared in accordance with generally accepted accounting principles (“GAAP”), as required by Regulation G, appears on the last page of the slides.

The information contained in the slides is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that it may make, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as management believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases, or through other public disclosure.

In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information presented in this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as previously set forth by specific reference in such a filing.

Certain Forward-Looking Statements

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This Current Report on Form 8-K (including the exhibit hereto) contains such “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements are identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions and may prove to be incorrect as a result of a number of factors or combination of factors including, but not limited to, the factors identified below and those discussed in Item 1A, Risk Factors, of the Company’s 2011 Annual Report on Form 10-K. Readers are strongly encouraged to consider those and the following factors when evaluating any forward-looking statements concerning the Company: the general political, economic and competitive conditions in markets and countries where we have operations, including, inflation or deflation and changes in tax rates; foreign currency exchange fluctuations; our failure to meet quality standards; our ability to successfully execute and integrate acquisitions; changes in our operating strategy or development plans; our ability to attract, hire and retain qualified personnel, including our ability to maintain our highly skilled executives, sales and engineering staff; changes in the availability or cost of raw materials, energy and labor; our ability to develop and maintain competitive advantages; risks associated with our manufacturing activities; labor disturbances, including any resulting from the suspension or termination of our collective bargaining agreements; the impact of environmental and safety issues and changes in environmental and safety laws and regulations; changes in the cost and availability of transportation; our reliance on distributors; additional tax liabilities we may incur; the impact of trade regulations; availability of credit, both to us and our customers; the competitive environment in the wire rope, synthetic rope, electromechanical cable and specialty wire industries, both in the U.S. and abroad; the substantial doubt of the China joint venture’s ability to continue operating; our significant indebtedness; interest rate fluctuations and changes in capital market conditions; and our ability to implement and maintain sufficient internal controls.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WireCo WorldGroup Inc.

Date: June 12, 2012	By:	/s/ J. Keith McKinnish
J. Keith McKinnish,
Senior Vice President and Chief Financial Officer